As Filed with the Securities and Exchange Commission on November 22, 1999

                                                    Registration No. 333-85867


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     ON
                                  FORM S-8
                                     TO
                                  FORM S-4
          Registration Statement under the Securities Act of 1933

                              ---------------

                            Abbott Laboratories
           (Exact name of Registrant as specified in its charter)


           Illinois
(State or other jurisdiction of                      36-0698440
incorporation or organization)            (I.R.S. Employer Identification No.)

     Options and rights to purchase Abbott Laboratories common shares issued in substitution for options and rights issued under
                      Perclose, Inc. 1992 Stock Plan
                 Perclose, Inc. 1995 Director Option Plan
                      Perclose, Inc. 1997 Stock Plan
             Perclose, Inc. 1995 Employee Stock Purchase Plan
                         (Full Title of the Plans)

                              Jose M. de Lasa
           Senior Vice President, Secretary and General Counsel
                           100 Abbott Park Road
                     Abbott Park, Illinois 60064-6400
                              (847) 937-6100
         (Name, address, including, zip code and telephone number,
                 including area code, of agent for service)

                              ---------------

                      Calculation of Registration Fee

[CAPTION]

                                                                                        Proposed
                                                                  Proposed               maximum
      Title of each class of                 Amount to be      maximum offering      aggregate offering        Amount of
    securities to be registered               registered       price per share            Price             registration fee
Common Shares, without par value,                                  Shares
         including preferred share
         purchase rights(1)..............    2,981,000              (2)                    (2)                     (2)


==============================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares and preferred share purchase rights as may be issuable under the Plans in connection with share splits, share dividends or similar transactions.
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission of (a) the preliminary proxy materials on Schedule 14A of Perclose, Inc. on August 6, 1999 and (b) the Registration Statement on Form S-4 of Abbott Laboratories (File No. 333-85867) on August 25, 1999.

                           INTRODUCTORY STATEMENT

         Abbott hereby amends its registration statement on Form
S-4 by filing this Post Effective Amendment No. 1 on Form S-8 relating to up to 2,981,000 Abbott common shares, without par value, including preferred share purchase rights, issuable by Abbott upon the exercise of options and rights to purchase with respect to Abbott common shares under the Plans. All such Abbott common shares were originally registered pursuant to the Form S-4.

         On November 19, 1999, AL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Abbott, was merged with and into Perclose pursuant to the Agreement and Plan of Merger dated as of July 8, 1999 among Abbott, AL Acquisition Corp. and Perclose. Pursuant to the merger agreement, when the merger was completed, among other things, each share of Perclose common stock issued and outstanding at the effective time of the merger was converted into 1.35 Abbott common shares.

         Pursuant to the merger, the outstanding stock options and rights to purchase granted under the Plans will no longer be exercisable for Perclose common stock but, instead, will be exercisable for Abbott common shares.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.       Incorporation of Documents by Reference.

         The following documents previously filed by Abbott with the Commission are incorporated herein by reference:

         (a) Abbott's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) Abbott's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999;

         (c) Abbott's Current Reports on Form 8-K dated June 30, September 28, November 2, November 10 and November 11, 1999;

         (d) The description of Abbott common shares set forth in Abbott's registration statement filed on Form S-3 on July 23, 1999, including any amendment or report filed with the Commission for the purpose of updating such description; and

         (e) The description of Abbott preferred share purchase rights set forth in Abbott's registration statement filed on Form 8-A on November 12, 1999, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by Abbott pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Previously filed.  (See Item 20 of the S-4.)

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

         See Index to Exhibits included herewith which is incorporated by reference herein.

Item 9.       Undertakings.

              Previously filed.  (See Item 22 of the S-4.)

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets with all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abbott Park, Illinois, November 22, 1999.

                              ABBOTT LABORATORIES

                              By:  /s/ Jose M. de Lasa
                                  --------------------------------------------
                                   Jose M. de Lasa
                                   Senior Vice President, Secretary and General
                                   Counsel


         Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on November 22, 1999.


Miles D. White*              Chairman and Chief Executive Officer and Director
                             (principal executive officer)

Gary P. Coughlan*            Senior Vice President, Finance and Chief Financial
                             Officeer (principal financial officer)

Robert L. Parkinson, Jr.*    President, Chief Operating Officer and Director

Gary L. Flynn*               Vice President and Controller
                             (principal accounting officer)

H. Laurance Fuller*
David A. Jones*
Jeffrey M. Leiden, M.D., Ph.D.*
David A.L. Owen*
Boone Powell, Jr.*
Addison Barry Rand*           Directors
W. Ann Reynolds, Ph.D.*
Roy S. Roberts*
William D. Smithburg*
John R. Walter*
William L.  Weiss*


* By:   /s/ Jose M. de Lasa
       -------------------------------
           Jose M. de Lasa
           Attorney-in-Fact

                               EXHIBIT INDEX



    Exhibit
     Number                        Document Description
   ---------                       ----------------------


      5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).*

     10.10 Perclose, Inc. 1992 Stock Plan and form of Stock Option Agreement thereunder. (Filed as Exhibit 10.2 to Perclose's Registration Statement on Form S-1
               (File No. 33-97128), and incorporated by reference herein.)

    10.11 Perclose, Inc. 1995 Director Option Plan, as amended to date. (Filed as Exhibit 10.15 to Perclose's Quarterly Report on Form 10-Q for the quarter ended December 25, 1998
               (File No. 0-26890), and incorporated by reference herein.)

    10.12 Perclose, Inc. 1997 Stock Plan and Form of Stock Option Agreement thereunder. (Filed as Exhibit 10.14 to Perclose's Quarterly Report on Form 10-Q for the quarter ended December 19, 1997 (File No. 0-26890), and incorporated by reference herein.)

    10.13      Perclose, Inc. 1995 Employee Stock Purchase Plan.  (Filed as
               Exhibit 10.4 to Perclose's Registration Statement on Form S-1 (File No. 33-97128), and incorporated by reference herein.)

    23.3. Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois). (Included in Exhibit 5.1 hereto.)*

    23.5 Consent of Arthur Andersen LLP, independent public accountants to Abbott Laboratories.

    24.1        Power of Attorney of certain directors and officers of Abbott
               Laboratories.*


--------------------
* Previously filed.